UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 13, 2006
LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (212) 354-4900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT LISTING
EX-99.1: PRESS RELEASE
EX-99.2: EMPLOYMENT AGREEMENT
EX-99.3: EXECUTIVE TERMINATION BENEFITS AGREEMENT
EX-99.4: RETIREMENT AND CONSULTING AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.
     Agreements with William L. McComb
          On October 13, 2006, the Company entered into an employment agreement (the “Employment Agreement”) with William L. McComb, relating to the hiring of Mr. McComb as the Chief Executive Officer of the Company and his appointment as a member of the Board of Directors of the Company. Mr. McComb will join the Company as its Chief Executive Officer and a member of its Board of Directors on November 6, 2006, and the initial term of his employment with the Company under the Employment Agreement will be for the three-year period starting on such date. The Company may extend the term of the Employment Agreement beyond those three years.
          Pursuant to the Employment Agreement, the Company has agreed to pay Mr. McComb a base salary of not less than $1,300,000 per year. Mr. McComb will participate in the Company’s Section 162(m) Cash Bonus Plan with a target bonus for each fiscal year of his employment equal to 100% of his base salary. For each year, the Compensation Committee of the Company (the “Compensation Committee”) will establish performance thresholds and, depending on the Company’s performance, Mr. McComb could be entitled to as little as no bonus or as much as 200% of his base salary.
          With respect of the Company’s 2006 performance, Mr.
McComb will be eligible for a target bonus, prorated for the number of days in 2006 during which he is employed by the Company, based upon the achievement of the Company against the previously established earnings per share and return on invested capital goals for fiscal 2006. Mr. McComb will receive also a hiring bonus of $400,000 as an offset for a forfeited annual bonus at his former employer for the 2006 year, payable promptly upon his commencement of employment.
          As part of the Employment Agreement, on November 6, 2006 Mr. McComb will be awarded the following equity grants: (i) options to purchase 185,200 shares of the Company’s common stock that will vest 25% on the first anniversary of the grant date, 25% on the second anniversary and 50% on the third anniversary, with an exercise price equal to the fair market value of the Company’s common stock at the close of business on November 6, 2006; (ii) “premium priced” options to purchase 63,150 shares of the Company’s common stock that will vest 25% on the first anniversary of the grant date, 25% on the second anniversary and 50% on the third anniversary, with an exercise price equal to 120% of the fair market value of the Company’s common stock at the close of business on November 6, 2006; (iii) 76,355 restricted shares of the Company’s common stock that will vest one third on each of on the first, second and third anniversaries of the grant date (the “Make-Whole Restricted Shares”); and (iv) 62,500 restricted shares of the Company’s common stock that vest on the fifth anniversary of the grant date (the “Other Restricted Shares”). Mr. McComb’s award of the Make-Whole Restricted Shares under the Employment Agreement is an offset for forfeited performance awards at Mr. McComb’s former employer. The Company shares received upon exercise of the options, as well as the Other Restricted Shares, are subject to certain transfer restrictions that will lapse in full on December 31, 2010.
          If Mr. McComb is terminated by the Company without “Cause” (including a non-renewal of the Employment Agreement by the Company) or if Mr. McComb terminates his employment for “Good Reason” (each, as defined in the Employment Agreement) (i) the Company will pay Mr. McComb $4,000,000; (ii) the Make-Whole Restricted Shares will immediately vest in full; (iii) the Other Restricted Shares will vest in the following percentages: (A) if the termination occurs on or after November 6, 2007, 25% will vest, and (B) if the termination occurs on or after November 6, 2009, an additional 25% will vest; and (iv) the Company will provide Mr. McComb and his family with coverage for two years under the Company’s medical, dental, vision, long-term disability and life insurance programs. If Mr. McComb’s employment is terminated on account of his death or disability (i) the Company will continue to provide Mr. McComb and/or his family with coverage for one year under the Company’s medical, dental, long-term disability and life insurance programs, and (ii) all of his equity awards which were unvested on such the date of such termination due to his death or disability will immediately vest.

          Mr. McComb has agreed not to divulge the Company’s confidential information at any time before or after his employment with the Company ceases. Additionally, Mr. McComb has agreed to non-competition, non-solicitation and non-disparagement covenants during his employment term and for 18 months thereafter.
          In conjunction with the Employment Agreement, the Company and Mr. McComb have also entered into an Executive Termination Benefits Agreement. If, during the three years following a “Change in Control” of the Company (or following a “Potential Change in Control,” both terms as defined in the Executive Termination Benefits Agreement), Mr. McComb’s employment is terminated without “Cause” or for “Good Reason” (both terms as defined in the Executive Termination Benefits Agreement, and such terminations, “Covered Terminations”), the Company will pay Mr. McComb an amount equal to (i) three times the sum of his annual base salary plus his average annual bonus; (ii) any earned but unpaid bonus as of the termination of his employment; and (iii) a pro-rata bonus for the number of months Mr. McComb was employed during the fiscal year in which his employment was terminated. Additionally, in the event of a Covered Termination (i) the Company will provide Mr. McComb and his dependents with life, medical, dental, health, and disability insurance benefits for three years at least equal, in type and level, to those Mr. McComb and his dependents were receiving immediately prior to termination; (ii) all unvested amounts, if any, under the Company’s Supplemental Executive Retirement Plan will become fully vested; and (iii) all outstanding equity awards granted to Mr. McComb under any of the Company’s stock incentive plans will become immediately fully vested.
          To the extent any of the payments described in the Executive Termination Benefits Agreement subjects Mr. McComb to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company has agreed to pay Mr. McComb an additional amount such that he would be in the same after-tax position as he would have been had no excise tax been imposed. Notwithstanding the preceding sentence, no additional payments will be made by the Company if the payments to Mr. McComb do not exceed the lesser of (i) 105% of three times his “base amount” (as defined in the Code), or (ii) $250,000 plus three times his “base amount.” In such an instance, the other payments to Mr. McComb will be reduced so that no excise tax is imposed on Mr. McComb.
     Agreements with Paul R. Charron
          Paul R. Charron is stepping down as the Chief Executive Officer of the Company as of November 6, 2006. Mr. Charron will remain employed by the Company, and will remain Chairman of the Company’s Board of Directors, through December 31, 2006, upon which date he will retire both as an employee of the Company and as Chairman and a member of its Board of Directors. Mr. Charron will hold the honorary title of “Chairman Emeritus” of the Company until December 31, 2009, unless the Company or Mr. Charron determines that he not hold such title at any time on or after June 30, 2008.
          In conjunction with these events, the Company and Mr. Charron have entered into a Retirement and Consulting Agreement (the “Retirement and Consulting Agreement”). Under the Retirement and Consulting Agreement, Mr. Charron has agreed to waive his right to severance payments he otherwise would have be entitled to under his existing employment agreement as a result of the Company’s hiring of Mr. McComb as Chief Executive Officer during the term of Mr. Charron’s employment agreement. In addition, under the Retirement and Consulting Agreement, Mr. Charron has agreed to provide consulting services to the Company for the one-year period immediately following his December 31, 2006 retirement (such one year period, the “Consulting Period”). The Company will provide Mr. Charron with Company-owned or leased office space, as well as secretarial service, computer and communication services and technical support and maintenance, from January 1, 2007 through December 31, 2009, unless good cause exists for the Company to terminate such arrangements on or after June 30, 2008.
          Under the Retirement and Consulting Agreement, the Company has agreed to pay Mr. Charron (i) a consulting free of $750,000 during the Consulting Period, payable ratably in increments of $62,500 per month during such period, and (ii) $75,000 to be paid on July 1, 2007. Additionally, the Company and Mr. Charron have agreed that the amounts deferred by Mr. Charron under the Company’s Retirement Income Accumulation Plan will not be payable to Mr. Charron until July 1, 2007 due to the provisions of Section 409A of the Internal Revenue Code, and earnings accrued during the period between December 31, 2006 and July 1, 2007 will be credited to Mr. Charron’s account. Under his existing employment agreement, until [Mr. Charron’s 65th birthday], Mr. Charron and his immediate family will be eligible to participate in the health and life insurance plans of the Company in which they were eligible immediately prior to his retirement. The Company has agreed to pay Mr. Charron a cash amount equal to the estimated additional medical insurance premiums necessary to provide Mr. Charron’s spouse with the equivalent of pre-tax medical coverage until her 65th birthday (such amount not to exceed $90,000). The Company will also reimburse Mr. Charron for the cost of his financial planning through December 31, 2009, such amount not to exceed $50,000.
          Mr. Charron will continue to be subject to the confidentiality provisions of his employment agreement in perpetuity and will continue to be subject to the non-competition, non-solicitation and non-disparagement restrictions in the employment agreement for a period of 18 months commencing on January 1, 2007.
Appointment of Non Executive Chairman of the Board
          On October 13, 2006, the Company’s Board of Directors appointed Kay Koplovitz to serve as the non executive Chairman of the Board effective January 1, 2007. The Board determined that for service as non executive Chairman of the Board, a director shall receive an additional cash retainer of $100,000 per year, payable in quarterly installments of $25,000 each.
Item 5.02. Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers.
          On October 13, 2006, the Board of Directors of Liz Claiborne, Inc. (the “Company”) appointed William L. McComb to serve as Chief Executive Officer of the Company effective as of November 6, 2006, replacing Paul R. Charron in that position. Mr. McComb also was appointed to the Board of Directors of the Company effective November 6, 2006, to serve in the class of Directors whose terms expire at the 2008 Annual Meeting of Stockholders.
     Mr. Charron will continue to serve as the Chief Executive Officer of the Company through November 6, 2006, and will continue to serve as Chairman of the Board of Directors of the Company through December 31, 2006. Mr. Charron will retire from employment with the Company, and will resign as Chairman and a member of the Board of Directors of the Company, effective as of December 31, 2006. Beginning on January 1, 2007 and ending on December 31, 2007, Mr. Charron will serve the Company as a consultant. He will hold the honorary title of Chairman Emeritus until December 31, 2009, unless the Company or Mr. Charron determine that he not hold such title on or after June 30, 2008.
          In addition, on October 13, 2007, the Company’s Board of Directors appointed Kay Koplovitz to serve as the non executive Chairman of the Board effective January 1, 2007.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 16, 2006

99.2	Employment Agreement, by and between Liz Claiborne, Inc. and William L. McComb, dated October 13, 2006

99.3	Executive Termination Benefits Agreement, by and between Liz Claiborne, Inc. and William L. McComb, dated as of October 13, 2006

99.4	Retirement and Consulting Agreement, by and between Liz Claiborne, Inc. and Paul R. Charron, dated as of October 13, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Dated: October 18, 2006	By:	/s/ Nicholas Rubino

	Name:	Nicholas Rubino
	Title:	Vice President – Deputy General Counsel

EXHIBIT LISTING

Exhibit No.	Description

99.1	Press Release dated October 16, 2006

99.2	Employment Agreement, by and between Liz Claiborne, Inc. and William L. McComb, dated October 13, 2006

99.3	Executive Termination Benefits Agreement, by and between Liz Claiborne, Inc. and William L. McComb, dated as of October 13, 2006

99.4	Retirement and Consulting Agreement, by and between Liz Claiborne, Inc. and Paul R. Charron, dated as of October 13, 2006.